UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2004

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ		08054
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed on Exhibit 99.1 to the Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on November 5, 2004, Ethan Cohen resigned as the Company’s Executive Vice President & Chief Technology Officer, effective October 31, 2004.  The Company and Mr. Cohen have entered into a Separation Agreement (the “Separation Agreement”) dated December 20, 2004.  The Separation Agreement terminates the Employment Agreement, dated May 22, 2000 (the “Employment Agreement”), between Mr. Cohen and the Company.

The Separation Agreement provides that, notwithstanding his resignation, Mr. Cohen will be entitled to receive separation payments in an amount that he would have been entitled to if he had been terminated without cause under the Employment Agreement.  The total separation payments are equal to $364,336.50 and are to be paid as follows: (i) an initial lump sum of $182,331.75 shall be paid within fourteen (14) days of Mr. Cohen’s execution of the Separation Agreement, and (ii)the balance shall be paid in twelve (12) equal monthly installments commencing in November 2004.  The total separation payment amount of $364,336.50 is equal to 1.5 multiplied by the sum of all cash compensation Mr. Cohen would have received in the current fiscal year.

In addition to the benefits to which Mr. Cohen is entitled to under the Employment Agreement, the Separation Agreement provides Mr. Cohen with the right to reimbursement by the Company for up to 18 months of COBRA continuation coverage premiums.

The Separation Agreement provides that, notwithstanding the termination of the Employment Agreement, certain sections of the Employment Agreement will continue in effect, including those relating to confidentiality, non competition, and non solicitation; provided, however, that the non-competition and non-solicitation periods set forth in the Employment Agreement have been reduced from two (2) years to eighteen (18) months. The Separation Agreement also provides that Mr. Cohen releases the Company from claims arising or occurring on or prior to the date the of Separation Agreement, and that Mr. Cohen may revoke the Separation Agreement and his release at any time within seven days after its execution.

A copy of the Separation Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

Reference is made to Item 1.01 of this Form 8-K, which is incorporated into this item 1.02 by reference. As indicated in Item 1.01, the Separation Agreement terminates the Employment Agreement between the Company and Mr. Cohen, except for certain specified provisions.

A description of the Employment Agreement is contained in the Company’s definitive proxy statement for the 2003 Annual Meeting of Shareholders (the “2003 Proxy Statement”), as filed with the United States Securities and Exchange Commission (the “SEC”) on April 28, 2003, which description is incorporated by reference in this Form 8-K.  In addition, a copy of the Employment Agreement was filed with the SEC as an exhibit to the Solicitation/Recommendation Statement on Schedule 14D-9, dated June 1, 2000.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description

10.1	Separation Agreement, dated December 20, 2004, between MedQuist Inc. and Ethan Cohen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date:	December 29, 2004	By:	/s/ Howard S. Hoffmann
		Name:	Howard S. Hoffmann
		Title:	Chief Executive Officer